UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01 Other Events.

On May 1, 2017, USG Corporation (the “Company”) issued a press release announcing the pricing of a private offering of $500 million aggregate principal amount of its 4.875% Senior Notes due 2027 (the “Notes”). The Notes will be the unsecured obligations of the Company. The Company’s obligations under the Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The offering of the Notes is expected to close on May 15, 2017. A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – USG Corporation press release dated May 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: May 1, 2017	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	USG Corporation press release dated May 1, 2017